UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) March 14, 2016
QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

DE	000-49629	33-0933072
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25242 Arctic Ocean Drive, Lake Forest, CA 92630
(Address of principal executive offices) (Zip Code)
(949) 399-4500
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement
Quantum Fuel Systems Technologies Worldwide, Inc. (the “Company”) and Bridge Bank, National Association (the “Lender”) are parties to that certain Loan and Security Agreement, dated May 7, 2012, as amended, under which the Lender provided the Company with a $7.5 million line of credit (the “Loan and Security Agreement”). The Loan and Security Agreement matured on March 14, 2016 (the “Maturity Date”), at which time the Company was required to repay all outstanding advances. On the Maturity Date, the total amount of outstanding advances under the Loan and Security Agreement was approximately $2.7 million.

On March 14, 2016, the Company failed to make the required payment under the Loan and Security Agreement. Pursuant to the terms of the Loan and Security Agreement, the Company’s failure to make the required payment on the Maturity Date constituted an event of default.

The event of default under the Loan and Security Agreement also constituted an event of default under the senior secured convertible notes issued by the Company on September 15, 2013 and June 29, 2015 (collectively, the “Convertible Notes”), which have an aggregate principal balance of $12.5 million. The Convertible Notes are secured by a second lien on substantially all of the Company’s operating assets pursuant to the terms of separate Security Agreements between the Company and Kevin Douglas, as collateral agent (the “Collateral Agent”), for the holders of the convertible notes. The Convertible Notes are subordinate in all respects to the rights of the Lender pursuant to the terms of separate Subordination Agreements between the Lender and the Collateral Agent (the “Subordination Agreements”).

The Company has engaged Mackinac Partners LLC as its financial advisor to assist the Company with negotiating with its creditors, and evaluating all options that may be available to the Company. There can be no assurance that the Company’s efforts will be successful or that the Company will not have to seek protection under federal bankruptcy laws.

On March 15, 2016, the Company issued a press release disclosing the event of default under the Loan and Security Agreement and Convertible Notes. A copy of the Company’s press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit No.    Description

99.1	Press release dated March 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

March 15, 2016	By:	/s/ Kenneth R. Lombardo
Kenneth R. Lombardo
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 15, 2016.